Exhibit 8.1

811 Main Street, Suite 3700
Houston, TX 77002
Tel: +1.713.546.5400 Fax: +1.713.546.5401
www.lw.com
FIRM / AFFILIATE OFFICES
Beijing	Moscow
Boston	Munich
Brussels	New York
Century City	Orange County
Chicago	Paris
Dubai	Riyadh
Düsseldorf	San Diego
Frankfurt	San Francisco
Hamburg	Seoul
Hong Kong	Shanghai
Houston	Silicon Valley
London	Singapore
Los Angeles	Tokyo
Madrid	Washington, D.C.
Milan

April 2, 2021

Energy Transfer LP

8111 Westchester Drive, Suite 600

Dallas, Texas 75225

Re:	Agreement and Plan of Merger, dated as of

February 16, 2021

Ladies and Gentlemen:

We have acted as special tax counsel to Energy Transfer LP, a Delaware limited partnership (“Parent”), in connection with (A) the Agreement and Plan of Merger, dated as of February 16, 2021, by and among Parent, Elk Merger Sub LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Parent (“Merger Sub”), Elk GP Merger Sub LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Parent (“GP Merger Sub”), Enable Midstream Partners, L.P., a Delaware limited partnership (“Partnership”), Enable GP, LLC, a Delaware limited liability company and sole general partner of Partnership (“General Partner”), solely for the purposes of Section 2.1(a)(i) of the Merger Agreement (as defined below), LE GP, LLC, a Delaware limited liability company and sole general partner of Parent, and solely for purposes of Section 1.1(b)(1) of the Merger Agreement, CenterPoint Energy, Inc., a Texas corporation (“Caribou,” and such agreement, the “Merger Agreement”), relating to (i) the proposed contribution to Parent by Caribou of Series A Preferred Units issued by Partnership in exchange for Series G Preferred Units issued by Parent (the “Preferred Contribution and Issuance”), (ii) the proposed merger of Merger Sub with and into Partnership, with Partnership surviving as a wholly owned subsidiary of Parent (the “LP Merger”) and (iii) the proposed merger of GP Merger Sub with and into General Partner, with General Partner surviving as a direct wholly owned subsidiary of Parent (together with the Preferred Contribution and Issuance and the LP Merger, the “Transactions”); and (B) the preparation of a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”) filed with the Securities and Exchange Commission by Parent, including the proxy statement/prospectus forming a part thereof (as so filed and as amended, the “Registration Statement”). This opinion is being delivered in connection with the Registration Statement. Capitalized terms not defined herein have the meanings specified in the Merger Agreement unless otherwise indicated.

In rendering our opinion, we have examined and, with your consent, are expressly relying upon (without any independent investigation or review thereof) the truth and accuracy of the factual statements, representations, covenants and warranties contained in (i) the Merger Agreement (including any exhibits and schedules thereto), (ii) the Registration Statement, (iii) the respective tax officer’s certificates of Parent and Partnership, each delivered to us for purposes of this opinion (the “Officer’s Certificates”), and (iv) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion.

April 2, 2021

In addition, we have assumed, with your consent, that:

1.

Original documents (including signatures) are authentic, and documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time) execution and delivery of all documents where execution and delivery are prerequisites to the effectiveness thereof;

2.

The Transactions will be consummated in the manner contemplated by, and in accordance with the provisions of, the Merger Agreement and the Registration Statement, and the Transactions will be effective under the laws of the State of Delaware;

3.

All factual statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true, complete and correct in all respects and will remain true, complete and correct in all respects up to and including the Effective Time and throughout the subsequent periods specified in the Officer’s Certificates, and no actions have been taken or will be taken that are inconsistent with such factual statements, descriptions or representations or that make any such factual statements, descriptions or representations untrue, incomplete or incorrect at the Effective Time or throughout the subsequent periods specified in the Officer’s Certificates;

4.

Any statements made in any of the documents referred to herein “to the knowledge of” or similarly qualified are true, complete and correct in all respects and will continue to be true, complete and correct in all respects at all times up to and including the Effective Time, in each case without such qualification; and

5.	The parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement and the Registration Statement.

April 2, 2021

Based upon and subject to the foregoing, and subject to the qualifications, exceptions, assumptions and limitations stated in the Merger Agreement, the Registration Statement and the Officer’s Certificates, the statements in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of Energy Transfer Unit Ownership,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute the opinion of Latham & Watkins LLP as to the material U.S. federal income tax consequences of the matters described therein.

In addition to the matters set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

1.

This opinion represents our best judgment regarding the application of U.S. federal income tax laws arising under the Internal Revenue Code of 1986, as amended, existing judicial decisions, administrative regulations and published rulings and procedures, but does not address all of the U.S. federal income tax consequences of Parent common unit and Series G Preferred Unit ownership or all of the matters discussed in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of Energy Transfer Unit Ownership.” We express no opinion as to U.S. federal, state, local, foreign or other tax consequences, other than as set forth herein and in the Registration Statement. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the validity of the conclusions stated herein and in the Registration Statement. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the U.S. federal income tax laws.

2.

No opinion is expressed as (i) to any matter not discussed in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of Energy Transfer Unit Ownership” or (ii) to any matter whatsoever if, to the extent relevant to our opinion, either all the transactions described in the Merger Agreement are not consummated in accordance with the terms of the Merger Agreement and without waiver or breach of any provisions thereof or all of the factual statements, representations, warranties and assumptions upon which we have relied, including in the Registration Statement and the Officer’s Certificates, are not true and accurate at all relevant times.

April 2, 2021

We are furnishing this opinion in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name therein under the caption “Material U.S. Federal Income Tax Consequences of Energy Transfer Unit Ownership.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Latham & Watkins LLP